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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 13, 2017 (November 9, 2017)

HOLLY ENERGY PARTNERS, L.P. (Exact name of registrant as specified in its charter)
Delaware	001-32225	20-0833098
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2828 N. Harwood, Suite 1300
Dallas, Texas 75201
(Address of Principal Executive Offices)
(214) 871-3555
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐
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Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 10, 2017, James H. Lee was appointed as a new independent director of the Board of Directors (the “Board”) of Holly Logistic Services, L.L.C. (the “Company”). The Company is the ultimate general partner of Holly Energy Partners, L.P. (the “Partnership”).
Mr. Lee, 69, has served as the Managing General Partner of Lee, Hite & Wisda Ltd., a private company with investments in oil and gas working, royalty and mineral interests, since founding the firm in 1984. Mr. Lee currently serves as an independent director of HollyFrontier Corporation (“HollyFrontier”), which owns a 59% limited partnership interest in the Partnership in addition to its ownership of the Company. He served as a director of Frontier Oil Corporation from 2000 until July 2011 and as a director of Forest Oil Corporation from 1991 until December 2014. Mr. Lee brings to the Board his extensive experience as a consultant and investor in the oil and gas industry, which provides him with significant insights into relevant industry issues. In addition, as a result of Mr. Lee’s service on HollyFrontier’s board of directors and in light of HollyFrontier’s 59% limited partnership interest in the Partnership, the addition of Mr. Lee to the Board assists in better aligning HollyFrontier’s and the Partnership’s strategies and initiatives.
On November 10, 2017, the Board appointed Mr. Lee to the Audit Committee, the Compensation Committee and the Subcommittee of the Compensation Committee of the Board. Mr. Lee will receive director compensation as approved annually by the Board for all non-management directors. There are no arrangements or understandings between Mr. Lee and any other person pursuant to which Mr. Lee was selected as a director. Mr. Lee does not have any family relationship with any director or executive officer of the Company or any person chosen by the Company to become a director or executive officer. There are no transactions in which Mr. Lee has an interest requiring disclosure under item 404(a) of Regulation S-K.

Also effective November 9, 2017, Matthew P. Clifton, Charles M. Darling, IV, William P. Stengel and James G. Townsend retired from the Board. The Company and the Partnership appreciate their dedicated service and many contributions. The departures of Messrs. Clifton, Darling, Stengel and Townsend were not due to any disagreements with the Company nor its management on any matter relating to the operations, policies or practices of the Company or the Partnership.

In connection with the retirements, the size of the Board was reduced to five. The Company expects to fill the one vacancy on its Board with an independent director.

Forward Looking Statements

The statements in this press release relating to matters that are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. These statements are based on our beliefs and assumptions and those of our general partner using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties. Although we and our general partner believe that such expectations reflected in such forward-looking statements are reasonable, neither we nor our general partner can give assurance that our expectations will prove to be correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in these statements. Any differences could be caused by a number of factors including, but not limited to:

•	risks and uncertainties with respect to the actual quantities of petroleum products and crude oil shipped on our pipelines and/or terminalled, stored and throughput in our terminals;

•	the economic viability of HollyFrontier Corporation, Alon USA, Inc. and our other customers;

•	our ability to purchase and integrate future acquired operations;

•	our ability to complete previously announced or contemplated acquisitions;

•	the availability and cost of additional debt and equity financing;

•	the possibility of reductions in production or shutdowns at refineries utilizing our pipeline and terminal facilities;

•	the effects of current and future government regulations and policies;

•	our operational efficiency in carrying out routine operations and capital construction projects;

•	the possibility of terrorist attacks and the consequences of any such attacks;

•	general economic conditions; and

•	other financial, operations and legal risks and uncertainties detailed from time to time in our Securities and Exchange Commission filings

The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLY ENERGY PARTNERS, L.P.
By:    HEP Logistics Holdings, L.P., its General Partner
By:    Holly Logistic Services, L.L.C., its General Partner
By:    /s/ Denise Clark McWatters
Name:    Denise Clark McWatters

Title:	Senior Vice President and General Counsel

Date:    November 13, 2017